UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15423	76-0312499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900, Texas		77060
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
          Grant Prideco, Inc. and National Oilwell Varco, Inc. have agreed, following informal discussions with the staff of the U.S. Department of Justice (the “DOJ”), to voluntarily provide the DOJ with additional time in which to review the proposed acquisition of Grant Prideco by National Oilwell Varco. Based on these discussions, on February 6, 2008, National Oilwell Varco withdrew and refiled its pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Act, which will restart the 30-day timeframe for initial review of the transaction and provide the DOJ with more time in which to review the information submitted by Grant Prideco and National Oilwell Varco without requiring a Request for Additional Information. There can be no assurance that the DOJ will not issue a Request for Additional Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: February 7, 2008	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel